Our Strategy

We aim to become a large ethanol player by rolling-up attractively valued small producers

- A consolidator of small "under the radar" biofuels producers
- Focus on low leverage and EBITDA potential
- Implement operating, logistics and technology improvements to maximise EBITDA generation
- State-of-the-art greenfield development in the long-run

The Roll-up Opportunities

- Commodity markets
- Cyclical oversupply: reverse by 2010
- Credit crunch
- Highly levered competitors
- Lack of flexibility – management or operational
- Stalled construction projects

- ✓ Plenty of "value" opportunity
- ✓ Large players can't afford to do it
- ✓ Unique private-to-public arbitrage opportunity

Our Approach

- Disciplined acquisition criteria
- Target privately owned US Assets; 20 to 50 mmgpa
- Attractive valuation: significant discount to mature public EBITDA multiples
- Flexible financing: low leverage for speed of execution followed by opportunistic recapitalization
- Improve EBITDA through operational enhancements, integration and technology

2010 Goals

RIV4ERS

- 3-4 strategic acquisitions completed
- 200 mmgpa of production
- Well positioned to develop Calvert City project
- Strong EBITDA performance and low gearing levels

Selected Balance Sheet Data

($ in millions)	31 January[1]	Pro Forma[2]
Cash and Equivalents	18.9	39.0
Land and land options	4.0	8.5
Total other assets	1.5	1.5
Total indebtedness	(1.2)	(1.2)
Net assets	23.2	47.8

(Shares in millions as of May 20)	
Shares Outstanding	6.6

1. Sourced from latest 10Q filed with the SEC as of January 31, 2008
2. Adjusted to illustrate the affect of
   - An equity raise of $30m net of costs
   - Cash spent on land and land options since January 31, 2008 of $4.5m